UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 6, 2007

U.S. Concrete, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-26025	76-0588680
(Commission File Number)	(IRS Employer Identification No.)

2925 Briarpark, Suite 1050, Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

(713) 499-6200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

          On April 6, 2007, Superior Materials, LLC and BWB, LLC, the operating subsidiaries of Superior Materials Holdings, LLC, a joint venture formed by U.S. Concrete Inc. and the Edw. C. Levy Co., entered into a Credit Agreement with Comerica Bank providing for a revolving credit facility, under which borrowings of up to $25 million may become available.  Superior Materials and BWB intend to use amounts available under the credit facility for working capital and general corporate purposes.  The credit facility is secured by substantially all the assets of the Company and is scheduled to mature on April 1, 2010.  Availability of borrowings is subject to a borrowing base of real property, net receivables and inventory.

          At April 6, 2006, borrowings under the facility were subject to interest at a Eurodollar-based rate (“LIBOR”) plus 1.75% or a domestic prime rate plus 0.50%. The interest rate margins vary inversely with the amount of unused borrowing capacity available under the facility.  Commitment fees at an annual rate of 0. 25% are payable on the unused portion of the facility.

          Superior Materials Holdings has guaranteed the repayment of all amounts owing under the new credit facility.  The Credit Agreement contains covenants restricting, among other things, Superior Materials’ and BWB’s distributions, dividends and repurchases of capital stock and other equity interests, acquisitions and investments, mergers, asset sales other than in the ordinary course of business, indebtedness, liens, changes in business, changes to charter documents and affiliate transactions.  It also generally limits Superior Materials’ and BWB’s capital expenditures and will require them to maintain compliance with specified financial requirements.  The Credit Agreement provides that specified change of control events would constitute events of default.

          The Credit Agreement provides that the administrative agent may, on the bases specified, reduce the amount of the available credit from time to time.  At April 6, 2006, there were no outstanding borrowings under the revolving credit facility and the amount of the available credit was approximately $5 million.

          The joint venture was formed effective April 1, 2007 and April 2, 2007 when U.S. Concrete contributed its ready-mixed concrete and related concrete products assets in Michigan to Superior Materials Holdings and its subsidiaries in exchange for a 60 % ownership interest, while the Edw. C. Levy Co. contributed all of its ready-mixed concrete and related concrete products assets for a 40 % ownership interest.  The joint venture consists of 28 ready-mixed concrete plants, a 24,000-ton cement terminal and approximately 300 ready-mixed concrete trucks.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

          Please read Item 1.01 for a discussion of a Credit Agreement entered into by Superior Materials, LLC and BWB, LLC, the operating subsidiaries of Superior Materials Holdings, LLC, a joint venture formed by U.S. Concrete Inc. and the Edw. C. Levy Co., which discussion is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

	Exhibit No.	Exhibit

	4.1	Credit Agreement dated as of April 6, 2007 by and between Superior Materials, LLC, BWB, LLC and Comerica Bank.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. CONCRETE, INC.

Date: April 12, 2007	By:	/s/ Robert D. Hardy

Robert D. Hardy
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit

4.1	Credit Agreement dated as of April 6, 2007 by and between Superior Materials, LLC, BWB, LLC and Comerica Bank.